UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): August 24, 2015
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 24, 2015, Noranda Aluminum Holding Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). The sole proposal submitted to a vote of the stockholders at the Special Meeting was a proposal to approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amendment”) to (1) effect a one-for-seven reverse stock split of the issued and outstanding common stock of the Company (the “Reverse Stock Split”), and (2) decrease the number of shares of Company common stock authorized for issuance from 200 million to 30 million (the “Authorized Share Reduction”). The proposal was approved by the stockholders, who voted on the proposal as set forth below:

For	Against	Abstain
58,655,225	2,445,298	99,077

There were no broker non-votes.

Item 8.01.    Other Events.

On August 25, 2015, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to make effective the Amendment described in Item 5.07 above (the “Certificate of Amendment”). The Certificate of Amendment was approved by the Company’s stockholders at the Special Meeting and became effective upon filing (the “Effective Time”).

At the Effective Time, each holder of Company common stock received, for every seven shares of Company common stock held prior to the Effective Time, one share of Company common stock, subject to adjustment in respect of fractional shares. No fractional shares were issued in connection with the reverse stock split. Instead, each stockholder otherwise entitled to receive a fractional share received, in lieu of such fractional share, an additional whole share of common stock.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this report. The summary of the Certificate of Incorporation set forth in this report is qualified in all respects by the terms set forth in the Certificate of Amendment, which is incorporated herein by reference.

In connection with the Reverse Stock Split, holders of stock options, restricted stock and restricted stock units under the Company’s equity plans will receive, at the respective times of exercise or vesting of such instruments and in lieu of fractional shares, a cash amount based on the closing market price of Company common stock on the date of such exercise or vesting. Accounts for participants in the Company’s employee stock purchase plan (“ESPP”) include fractional shares; accordingly, fractional shares were assigned to the accounts of ESPP participants.

At the market open on August 26, 2015, the Company’s common stock will continue to trade on the New York Stock Exchange under the symbol “NOR,” but will be assigned a new CUSIP number (65542W206) and will trade on a split-adjusted basis. At the Effective Time, the total issued and outstanding shares of the Company’s common stock was reduced from approximately 70 million shares to approximately 10 million shares.

On August 25, 2015, the Company issued a press release announcing stockholder approval of the Amendment. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Safe Harbor Statement / Forward Looking Statements
Certain statements in this report, including statements regarding trading of the Company’s common stock at the market open on August 26, 2015, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those addressed in the forward-looking statements, including, without limitation, the risk of an unanticipated delay in the commencement of trading in the Company’s common stock on a split-adjusted basis. These forward-looking statements are based on current information that may change, and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the

Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances occurring after the date of this report.

Item 9.01.    Financial Statements and Exhibits

Exhibit

Number    Description
3.1    Certificate of Amendment, dated August 25, 2015
99.1    Press release, dated August 25, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	August 25, 2015

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number    Description

3.1    Certificate of Amendment, dated August 25, 2015
99.1    Press release, dated August 25, 2015